Exhibit 99.1

Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

     The undersigned, the Chief Executive Officer and the Chief Financial Officer of Martek Biosciences Corporation (the “Company”), each hereby certifies that, to his knowledge, on the date hereof:

(a)	the Report on Form 10-Q of the Company for the three months ended April 30, 2003 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Henry Linsert, Jr.

Henry Linsert, Jr. Chief Executive Officer June 16, 2003

/s/ Peter L. Buzy

Peter L. Buzy Chief Financial Officer June 16, 2003

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.